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                          CERTIFICATE OF INCORPORATION
                                       OF
                           VALLEY NATIONAL CORPORATION


                                    ARTICLE I
                            NAME AND PRINCIPAL OFFICE

        The name of the Corporation shall be Valley National Corporation.

                                   ARTICLE II
                                REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                           PURPOSES AND GENERAL POWERS

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. This Corporation shall have all of the powers enumerated in the Delaware General Corporation Law, as the same now exists and as hereafter amended, and all such other powers as are permitted by applicable law, including, without limitation the power to act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, relating to bank holding companies and their activities.

                                   ARTICLE IV
                                  CAPITAL STOCK

        A. The total number of shares of stock which this Corporation shall have authority to issue is 10,000,000. All such shares are to be Common Stock, par value $0.0001 per share and are to be of one class.

        B. Voting Rights. The Common Stock shall possess and exercise exclusive voting rights.

        C. No Preemptive Rights. No stockholder of the Corporation shall have the right, upon the sale for cash or otherwise, of any new stock of the Corporation or of any stock of the Corporation held by it in its treasury or otherwise, of the same or any other kind, class or series as that which he already holds, to purchase his pro rata or any other share of such stock at the same price at which it is offered to others or any other price.

        D. Relative Rights. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of common stock.


EXHIBIT 3.A


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                                    ARTICLE V
                                  INCORPORATION

        The incorporators of this Corporation are William V. Ehlen and C.K. Hill, whose mailing address is 1234 East Main Street, El Cajon, California 92021. The powers of the incorporators are to terminate upon the filing of this Certificate of Incorporation.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

        The business of the Corporation shall be conducted by a Board of Directors. The following provisions shall apply with respect to the election or removal of directors as the case may be:

        A. At all elections of directors of this Corporation, each holder of Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director of may distribute them among the number to be voted for, or for any two or more of them as he may see fit, and to one vote for each share upon all other matters.

        B. The number of directors constituting the entire Board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be six until otherwise fixed by a majority of the entire Board. Each director shall be the record owner of one or more shares of Common Stock of the Corporation.

        C. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1998, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

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        D. Notwithstanding any other provisions of this Certificate of
Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

        E. The election or directors need not be by written ballot unless the Bylaws of this Corporation so provide.

                                   ARTICLE VII
                           NO ACTION WITHOUT A MEETING

        No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE VIII
                                     BYLAWS

        Except as otherwise provided by law, the power to adopt, alter, amend or repeal the Bylaws shall be vested in the Board of Directors. The stockholders of the Corporation may adopt or amend a Bylaw that fixes a greater quorum or voting requirement for stockholders (or voting groups of stockholders) than is required by the Delaware General Corporation Law.


                                   ARTICLE IX
                         LIMITED LIABILITY OF DIRECTORS

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



EXHIBIT 3.A                            3




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                                    ARTICLE X
                                 INDEMNIFICATION

        A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Subdivision B of this Article hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        B. If a claim under Subdivision A of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the




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Corporation. Neither the failure of the Corporation (including its Board of
Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        E. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any directors, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such or at the request of the Corporation, to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        F. The Board of Directors may, without stockholder approval, authorize the Corporation to enter into agreements, including any amendments or modifications thereto, with any of its directors, officers or other persons described in Subdivision A of this Article providing for indemnification of such persons to the maximum extent permitted under Delaware General Corporation Law and the Corporation's Certificate of Incorporation and Bylaws.

        G. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, it is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



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                                   ARTICLE XI
                                    AMENDMENT

        This Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, or any amendment hereto, subject to the consent thereof by the holders of a majority of the shares entitled to vote thereon, and any right conferred upon the stockholders is subject to this reservation.

                                   ARTICLE XII
                  FAIR PRICE AND SUPERMAJORITY VOTE REQUIREMENT

A.      Definitions as Used in This Article XII.

        (1) "Affiliate" or "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

        (2)     A person shall be a "beneficial owner" of any Voting Stock:

                (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, any shares of Voting Stock;

                (ii) which such person or any of its Affiliates or Associates has by itself or with others: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        (3)     "Business Combination" shall include:

                (i) any merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Stockholder, regardless of which person is the surviving entity;

                (ii) any sale, lease, exchange, mortgage, pledge, or other disposition (in one transaction or a series of transactions) from the Corporation or any of its subsidiaries to an Interested Stockholder, or from an Interested Stockholder to the Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value of 5% or more of the Corporation's total stockholders' equity;

                (iii) the issuance, sale or other transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or any subsidiary thereof to an Interested Stockholder (other than an issuance or transfer of securities


EXHIBIT 3.A                            6




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                        which is effected on a pro rata basis to all
                        stockholders of the Corporation);

                (iv) the acquisition by the Corporation or any of its subsidiaries of any securities of an Interested Stockholder;

                (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder; (vi) any reclassification or recapitalization of securities of the Corporation if the effect, directly or indirectly, of any transaction is to increase the relative voting power of an Interested Stockholder; or

                (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

        (4) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder; any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is approved to succeed a Disinterested Director by the Disinterested Directors; any member of the Board of Directors who is unaffiliated with the Interested Stockholder and is approved by the Disinterested Directors.

        (5)     "Fair Market Value" shall mean:

                (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on a national securities exchange or in the over-the-counter market during the 30-day period immediately prior to the date in question, or if no such report or quotation is available, the fair market value as determined by the Disinterested Directors; and

                (ii) in the case of other securities and of other property or consideration (other than cash), the Fair Market Value as determined by the Disinterested Directors; provided, however, in the event the prior authority of the Disinterested Directors ceases and terminates pursuant to Subdivision F of this Article XII as a result of there being less than five Disinterested Directors at any time, then: (a) for purpose of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge or other disposition of assets from the Corporation or any of its subsidiaries to an Interested Stockholder or from an Interested Stockholder to the Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination; and
                        (b) for purposes of Paragraph 1 of Subdivision D of this
                        Article XII, in determining the amount of consideration received or to be received per share by the


EXHIBIT 3.A                            7




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                        Independent Stockholders in a Business Combination,
                        there shall be excluded all consideration other than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof) for which there is a reported sales price or bid quotation, as the case may be, during the 30-day period immediately prior to the date in question.

        (6) "Independent Stockholder" shall mean stockholders of the Corporation other than the Interested Stockholder engaged in or proposing the Business Combination.

        (7) "Interested Stockholder" shall mean: (a) any person (other than the Corporation or any of its subsidiaries); and (b) the Affiliates and Associates of such person, who, or which together, are:

                (i) the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Stock or were within the two-year period immediately prior to the date in question the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Stock; or

                (ii) an assignee of or other person who has succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        Notwithstanding the foregoing, no trust department, or designated fiduciary or other trustee of such trust department of the Corporation or a subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the outstanding Voting Stock shall be included or considered as an Interested Stockholder. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be included or considered as an Interested Stockholder.

        (8) A "person" shall mean an individual, partnership, trust, corporation, or other entity and includes two or more of the foregoing acting in concert.

        (9) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.


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B.      Supermajority Vote to Effect Business Combination.

        No Business Combination shall be effected or consummated unless:

        (1) Authorized and approved by the Disinterested Directors and, if otherwise required by law to authorize or approve the transaction, the approval or authorization of stockholders of the Corporation, by the affirmative vote of the holders of such number of shares as is mandated the Delaware General Corporation Law; or

        (2) Authorized and approved by the affirmative vote of holders of not less than 80% of the outstanding Voting Stock voting together as a single class.

        The authorization and approval required by this Subdivision B is in addition to any authorization and approval required by Subdivision C of this Article XII.

C.      Fair Price Required to Effect Business Combination.

        No Business Combination shall be effected or consummated unless:

        (1) All the conditions and requirements set forth in Subdivision D of this Article XII have been satisfied; or

        (2)    Authorized and approved by the Disinterested Directors; or

        (3) Authorized and approved by the affirmative vote of holders of not less than two-thirds of the outstanding Voting Stock held by all Independent Stockholders voting together as a single class.

        Any authorization and approval required by this Subdivision C is in addition to any authorization and approval required by Subdivision B of this Article XII.

D.      Conditions and Requirements to Fair Price.

        All the following conditions and requirements must be satisfied in order for clause (1) of Subdivision C of this Article XII to be applicable.

        (1) The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Stockholders in the Business Combination per share for each class or series of capital stock of the Corporation must not be less than the sum of:

               (i) the highest per share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments) paid by the Interested Stockholder in acquiring any shares of such class or series, respectively,


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


                        and, in the case of Preferred Stock, if greater, the amount of the per share redemption price; and

                (ii) the amount, if any, by which interest on the per share price, calculated at the Treasury Bill Rate from time to time in effect, from the date the Interested Stockholder first became an Interested Stockholder until the Business Combination has been consummated, exceeds the per share amount of cash dividends received by the Independent Stockholders during such period. The "Treasury Bill Rate" means for each calendar quarter, or part thereof, the interest rate of the last auction in the preceding calendar of 91-day United States Treasury Bills expressed as a bond equivalent yield.

               For purposes of this paragraph (1), per share amounts shall be appropriately adjusted for any recapitalization, reclassification, stock dividend, stock split, reverse split or other similar transaction. Any Business Combination which does not result in the Independent Stockholders receiving consideration for or in respect of their shares of capital stock of the Corporation shall not be treated as complying with the requirements of this paragraph (1).

        (2) The form of the consideration to be received by the Independent Stockholders owning the Corporation's shares must be the same as was previously paid by the Interested Stockholders for shares of the same class or series; provided, however, if the Interested Stockholders previously paid for shares of such class or series with different forms of consideration, the form of the consideration to be received by the Independent Stockholders owning shares of such class or series must be in the form as was previously paid by the Interested Stockholders in acquiring the largest number of shares of such class or series previously acquired by the Interested Stockholders, provided, further, in the event no shares of the same class or series had been previously acquired by the Interested Stockholders, the form of consideration must be cash. The provisions of this paragraph (2) are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of the Corporation's shares is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interested Stockholder, or otherwise.

        (3) From the date the Interested Stockholder first became an Interested Stockholder until the Business Combination has been consummated, the following requirements must be complied with unless the Disinterested Directors otherwise approve:

               (i) the Interested Stockholder has not received, directly or indirectly, the benefit (except proportionately as a stockholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries;

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               (ii)   there shall have been no failure to declare and pay in
                      full, when and as due or scheduled, any dividends required to be paid on any class or series of the Corporation's shares.

               (iii) there shall have been: (a) no reduction in the annual rate of dividends paid on shares of Common Stock of the Corporation (except as necessary to reflect any split of such shares); and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

               (iv) there shall have been no amendment or other modification to any profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries, the effect of which is to change in any manner the provisions governing the voting of any shares of capital stock of the Corporation in or covered by such plan.

        (4) A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the Business Combination to the holders of all outstanding Voting Stock. If deemed advisable by the Disinterested Directors, the proxy or information statement shall contain a recommendation by the Disinterested Directors as to the advisability (or inadvisability) of the Business Combination, or an opinion by an investment banking firm, selected by the Disinterested Directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Stockholders, or both.

E.      Other Applicable Voting Requirement.

        The affirmative votes or approvals required to be received from stockholders of the Corporation under Subdivisions B, C and H of this
        Article XII are in addition to the vote of the holders of any class of shares of capital stock of the Corporation otherwise required by law, or by other provisions of this Certificate of Incorporation, or by the express terms of the shares of such class. The affirmative votes or approvals required to be received from stockholders of the Corporation under Subdivisions B, C and H of this Article XII shall apply even though no vote or a lesser percentage vote, may be required by law, or by other provisions of this Certificate of Incorporation, or otherwise. Any authorization, approval or other action of the Disinterested Directors under this Article XII is in addition to any required authorization, approval or other action of the Board of Directors.


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

F.      Disinterested Directors.

        All actions required or permitted to be taken by the Disinterested Directors shall be taken with or without a meeting by the vote or written consent of two-thirds of the Disinterested Directors, regardless of whether the Disinterested Directors constitute a quorum of the members of the Board of Directors then in office. In the event that the number of Disinterested Directors is at any time less than five, all power and authority of the Disinterested Directors under this Article XII shall thereupon cease and terminate, including, without limitation, the authority of the Disinterested Directors to authorize and approve a Business Combination under Subdivisions B and C of this Article XII and to approve a successor Disinterested Director. Two-thirds of the Disinterested Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purpose of this
        Article XII, on the basis of information known to them:

        (1)     Whether any person is an Interested Stockholder;

        (2)     Whether any person is an Affiliate or Associate of another;

        (3) Whether any person has an agreement, arrangement, or understanding with another or is acting in concert with another; and

        (4) The Fair Market Value of property, securities or other consideration (other than cash).

        The good faith determination of the Disinterested Directors on such matters shall be binding and conclusive for purposes of this Article XII.

G.      Effect on Fiduciary Obligations of Interested Stockholders.

        Nothing contained in this Article XII shall be construed to relieve any Interested Stockholder from any fiduciary obligations imposed by law.

H.      Repeal.

        Notwithstanding any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of this Certificate of Incorporation), the provisions of this Article XII may not be repealed, amended, supplemented or otherwise modified, unless:

        (1) The Disinterested Directors (or, if there is no Interested Stockholder, a majority vote of the whole Board of Directors of the Corporation) recommend such repeal, amendment, supplement or modification and such repeal, amendment or modification is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding Voting Stock; or



EXHIBIT 3.A                            12

        (2) Such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of: (a) not less than 80% of the outstanding Voting Stock voting together as a single class; and
               (b) not less than two-thirds of the outstanding Voting Stock held by all stockholders other than Interested Stockholders voting together as a single class.

I.      Further Considerations to Effect Business Combination.

        No Business Combination shall be effected or consummated unless, in addition to the consideration set forth in Subdivisions B, C, D and E of this Article XII, the Board of Directors of the Corporation, including the Disinterested Directors, shall consider all of the following factors and any other factors which they deem relevant:

        (1) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

        (2) The business and financial conditions and earnings prospects of the Interested Stockholder, including, but not limited to, debt service and other existing or likely financial obligations of the Interested Stockholder, and the possible effect on other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

        (3) The competence, experience and integrity of Interested Stockholders and their management.


                                  ARTICLE XIII
                   COMPROMISES OR ARRANGEMENTS WITH CREDITORS

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, or between this Corporation and its stockholders or any class of them, or both, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 if the Delaware Code order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, or both, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, or both, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be


EXHIBIT 3.A                            13
binding on all the creditors or class of creditors, or on all the stockholders, or both, as the case may be, and also on this Corporation.


We, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and we have accordingly hereunto set our hands this 7th day of October, 1998.

                                            /s/
                                            ---------------------------------
                                            William V. Ehlen, Incorporator


                                            /s/
                                            ---------------------------------
                                            C.K. Hill, Incorporator




EXHIBIT 3.A                            14